UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
                              1934

Date of Report (Date of earliest         January 24, 2006
event reported)

                      HAROLD'S STORES, INC.
     (Exact name of registrant as specified in its charter)

     Oklahoma                 1-10892              73-1308796
  (State or other           (Commission           (IRS Employer
   jurisdiction            File Number)          Identification
 of incorporation)                                    No.)

           5919 Maple Avenue                        75235
             Dallas, Texas
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including       (214) 366-0600
area code


 (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     q     Written communications pursuant to Rule 425 under  the
Securities Act (17 CFR 230.425)

     q     Soliciting material pursuant to Rule 14a-12 under  the
Exchange Act (17 CFR 240.14a-12)

     q    Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

     q    Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     In order to achieve additional liquidity, on January 24, 2006, Harold's Stores, Inc. (the "Company") entered into an amendment to its existing credit facility with Wells Fargo Retail Finance II, LLC ("WFRF") which increased the Company's borrowing availability under the facility. The amendment extended the term of the credit facility by three years, with a new expiration of February 5, 2010. The amendment also increased the maximum revolver amount from the lesser of $25 million or $22 million plus outstanding participant advances to the lesser of $28 million or $22 million plus outstanding participant advances. Additionally, the minimum required excess availability under the credit facility was reduced from $1.35 million to $1.0 million. Finally, the amendment provided for an increase of $3 million in the Company's borrowing availability under the facility based upon an increase in the existing loan participation agreement between WFRF and RonHow, LLC ("RonHow"), an entity which is owned and controlled directly or indirectly by Ronald de Waal and W. Howard Lester. Messrs. de Waal and Lester are both significant beneficial owners of the Company's common stock, and Mr. Lester is also a director of the Company.

     WFRF will continue to serve as the lending agent for the Company under the credit facility, and the principal covenants and conditions imposed upon the Company pursuant to the WFRF credit facility agreement have not materially changed. RonHow's right to repayment of any advances under the credit facility that are attributable to its participation is generally subordinate to the repayment rights of the other credit facility lenders. However, the Company may repay these advances provided it meets certain conditions, including, for payments of up to $2 million of these advances, the maintenance of an average daily excess availability under the credit facility of at least $1.5 million for the 30 days prior to and 30 days projected immediately following the repayment, and for payments of the remaining amount of these advances, the maintenance of an average daily excess availability under the credit facility of at least $2.5 million for the 30 days prior to and 30 days projected immediately following the repayment. The average excess availability requirement is higher than the excess availability otherwise required of the Company under the credit facility.

     In consideration for RonHow's agreement to fund the Company's additional $3 million in borrowing capacity under the credit facility, the Company granted to RonHow the right to convert any of the incremental $3 million not repaid into shares of a new series of authorized but unissued preferred stock, designated Series 2006-A Preferred Stock. The Series 2006-A Preferred Stock to be issued upon conversion of this option will be convertible into shares of common stock at a price of $0.87 per share, equal to the 20-day average closing price of the Company's common stock for the period ending immediately before closing of the loan amendment, assuming this conversion feature is approved by the Company's shareholders at its 2006 annual meeting of shareholders. Additionally, the Company will pay an additional 4% fee per annum on the outstanding new participation amount up to $3 million, commencing immediately. This fee is in addition to the additional 4% fee per annum which the Company will be obligated to pay on up to $2 million of the outstanding participation amount funded by RonHow in April 2004 commencing on March 1, 2006, as described in the Company's Annual Report on Form 10-K filed on April 30, 2004.

     In connection with the foregoing transactions, the Company and RonHow agreed upon a new repayment priority for RonHow's participations in the credit facility. Unless otherwise agreed to by the Company and RonHow at the time of any repayment, any repayments of participations will be applied first to the repayment of RonHow's first $2 million participation funded in
July 2003, next to the repayment of the RonHow's second $2 million participation funded in April 2004, and finally to the repayment of RonHow's new $3 million participation funded on January 24, 2006. The parties amended the Option Agreement previously executed on April 30, 2004, to document this agreement.

     As  part  of the foregoing participation transaction,  WFRF,
RonHow and the Company have entered into a letter of understanding which establishes a framework for RonHow to obtain the right to convert its aggregate $7 million participation in the Company's credit facility into a subordinated loan to the Company on or before January 24, 2007, subject to the negotiation of mutually acceptable definitive agreements. The Company has agreed that the options granted by the Company to RonHow to permit RonHow to convert its new $3 million participation and its prior $2 million participation funded in April 2004 would continue to apply to any such subordinated loan to the extent such participations are converted.

     These   transactions   were  approved   by   the   Company's
independent directors.

Item 3.02 Unregistered Sales of Equity Securities.

     As described above, on January 24, 2006, the Company granted to RonHow an option to convert any of its incremental $3 million participation into shares of a new series of authorized but unissued preferred stock, designated Series 2006-A Preferred
Stock. If RonHow elects to exercise this option, it would receive shares of Series 2006-A Preferred Stock at the rate of $100 per share for the portion of its $3 million participation converted, for a maximum of 30,000 shares if the full $3 million participation is converted. Any shares of Series 2006-A Preferred Stock so issued will be convertible into shares of common stock at a price of $0.87 per share, equal to the 20-day average closing price of the Company's common stock for the period ending immediately before closing of the loan amendment, assuming this conversion feature is approved by the Company's shareholders at its 2006 annual meeting of shareholders. This option was granted to RonHow in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder, among other available exemptions, because RonHow is an accredited investor as described therein.

Item  5.03  Amendments  to Articles of Incorporation  or  Bylaws;
Change in Fiscal Year.

     In connection with the grant of the option to RonHow to acquire shares of Series 2006-A Preferred Stock as described above, on January 24, 2006, the Company filed a Certificate of Designation with the Oklahoma Secretary of State to designate the rights of the Series 2006-A Preferred Stock. This Certificate of Designation operates as an amendment to the Company's Certificate of Incorporation under Oklahoma law.

     Pursuant to the Certificate of Designation, any outstanding shares of Series 2006-A Preferred Stock will be entitled to receive quarterly dividends that cumulate annually at a rate of 8% per annum, which will be reduced to 6% per annum if certain profitability targets are met. Dividends payable on the first July 1 and October 1 following the original issuance of Series 2006-A Preferred Stock will be payable in additional shares of Series 2006-A Preferred Stock, while dividends payable on the first January 1 and April 1 following the original issuance of Series 2006-A Preferred Stock will be payable in cash. After the first anniversary of the original issuance of Series 2006-A Preferred Stock, dividends will be payable in additional shares of Series 2006-A Preferred Stock or cash as the holder may elect. Following the third anniversary of the original issuance date, the Series 2006-A Preferred Stock will be redeemable at the option of the Company at a price equal to the initial purchase price plus cumulated and accrued but unpaid dividends.

     If and when issued, the Series 2006-A Preferred Stock will rank on a parity with the Company's existing Amended Series 2001-A Preferred Stock, Series 2002-A Preferred Stock and Series 2003-A Preferred Stock for purposes of dividends and distribution of assets on liquidation. The holders of the Series 2006-A Preferred Stock, voting as a class, will have the right to designate a proportionate number of members of the board of directors equal as nearly as possible to the percentage of the Company's outstanding common stock on an as-converted basis represented by the Series 2006-A Preferred Stock. The Series 2006-A Preferred Stock will also vote with the common stock on an as-converted basis for the election of the remaining directors and on all other matters on which the common stock votes. In addition to the rights the holders of Series 2006-A Preferred Stock will have to designate directors, the holders of the Company's Amended Series 2001-A Preferred Stock and Series 2002-A Preferred Stock, voting together as a single class, and the holders of the Company's Series 2003-A Preferred Stock, voting separately, also have similar rights to designate directors. At present, assuming the conversion of all outstanding shares of preferred stock, the outstanding Amended Series 2001-A Preferred Stock and Series 2002-A Preferred Stock collectively represent approximately 39.0% of the Company's common stock and the outstanding Series 2003-A Preferred Stock represents approximately 26.2% of the Company's common stock. Furthermore, Inter-Him, N.V. and W. Howard Lester, holders of the two largest positions in the Company's preferred stock, have agreed to vote their shares so as to elect as a director one designee of a group of shareholders related to the Company's founder, Harold Powell.

     Following the issuance of Series 2006-A Preferred Stock, if and for so long as the outstanding shares of Series 2006-A Preferred Stock in the aggregate represent on an as-converted basis at least 10% of the Company's outstanding common stock, the Company may not take certain actions without the prior approval of the holders of a majority of the outstanding Series 2006-A Preferred Stock, including amendment of the Company's Certificate of Incorporation or Bylaws, changes in the size of the Company's authorized board of directors, redemption of or payment of dividends with respect to common stock or other securities junior to the Series 2006-A Preferred Stock, amendment or adoption of employee stock option or purchase plans, authorization of certain mergers or sales of substantially all of the Company's assets,
entering   into  transactions  with  affiliates,  and   incurring
indebtedness or making acquisitions or capital expenditures in excess of certain dollar amounts. The holders of the Series 2006-
A   Preferred   Stock  are  also  expected  to  be  entitled   to
registration rights with respect to the common stock issuable upon conversion of the Series 2006-A Preferred Stock and will be entitled to preemptive rights in connection with future sales of common stock or other equity securities by the Company.

     In  addition  to  the foregoing, on January  24,  2006,  the
Company filed an amendment to the existing Certificate of Designation of its Amended Series 2001-A Preferred Stock to reduce the number of authorized shares of Amended Series 2001-A Preferred Stock from 600,000 shares to 500,000 shares. This amendment may be deemed to be an amendment to the Company's Certificate of Incorporation under Oklahoma law.

Item 9.01 Financial Statements and Exhibits.

     See the Index to Exhibits included with this Report for the exhibits filed as a part of this report.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              HAROLD'S STORES, INC.

Date:  January 25, 2006       By:              /s/ Jodi L. Taylor
                                 Jodi L. Taylor, Chief Financial Officer

                        INDEX TO EXHIBITS

4.1 Certificate of Designation of the Amended Series 2001-A Preferred Stock dated August 2, 2002 (incorporated by reference from exhibits to the Company's Form 8-K dated August 2, 2002, as filed with the Securities and Exchange Commission on August 9, 2002)
4.2 Amendment to the Certificate of Designation of the Amended Series 2001-A Preferred Stock dated February 4, 2003 (incorporated by reference from exhibits to the Company's Form 8-K dated February 4, 2003, as filed with the Securities and Exchange Commission on February 13, 2003)
4.3 Amendment to the Certificate of Designation of the Amended Series 2001-A Preferred Stock dated January 24, 2006
4.4 Certificate of Designation of the Series 2006-A Preferred Stock of Harold's Stores, Inc., dated January 24, 2006
10.1 Loan and Security Agreement dated as of February 5, 2003, by and among Wells Fargo Retail Finance, LLC, Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's Stores of Georgia, L.P., and Harold's of Jackson, Inc. (incorporated by reference from exhibits to the Company's Form 8-K dated February 4, 2003, as filed with the Securities and Exchange Commission on February 13, 2003)
10.2 Amendment No. 1 to Loan and Security Agreement dated as of July 10, 2003, by and among Wells Fargo Retail Finance II, LLC, Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's Stores of Georgia, L.P., and Harold's of Jackson, Inc. (incorporated by reference from exhibits to the Company's Form 8-K dated July 10, 2003, as filed with the Securities and Exchange Commission on July 24, 2003)
10.3 Amendment No. 2 to Loan and Security Agreement dated as of April 29, 2004, by and among Wells Fargo Retail Finance II, LLC, Harold's Stores, Inc., Harold's Financial Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., Harold's Stores of Georgia, L.P., and Harold's of Jackson, Inc. (incorporated by reference from exhibits to the Company's Form 10-K for the period ended January 31, 2004, as filed with the Securities and Exchange Commission on April 30, 2004)
10.4 Amendment No. 3 to Loan and Security Agreement dated as of January 24, 2006, by and among Wells Fargo Retail Finance II, LLC, Harold's Stores, Inc., Harold's Financial
    Corporation, Harold's Direct, Inc., Harold's Stores of Texas, L.P., and Harold's of Jackson, Inc.
10.5 Reaffirmation of Continuing Guaranty executed as of January 24, 2006, by each of The Corner Properties, Inc., Harold's DBO, Inc., Harold's Limited Partners, Inc., Harold's of White Flint, Inc., and HSTX, Inc.
10.6 Second Amended and Restated Participation Agreement dated as of January 24, 2006, by and between Wells Fargo Retail Finance II, LLC and RonHow, LLC
10.7 Option Agreement dated April 30, 2004, by and between RonHow, LLC and Harold's Stores, Inc. (incorporated by reference from exhibits to the Company's Form 10-K for the period ended January 31, 2004, as filed with the Securities and Exchange Commission on April 30, 2004)
10.8 Amendment No. 1 to Option Agreement dated January 24, 2006, by and between RonHow, LLC and Harold's Stores, Inc.
10.9 Option Agreement dated January 24, 2006, by and between RonHow, LLC and Harold's Stores, Inc.
10.10 Letter of understanding dated January 24, 2006, by and among Wells Fargo Retail Finance II, LLC, Harold's Stores, Inc. and RonHow, LLC
99.1  Press  release dated January 24, 2006, issued  by  Harold's
    Stores, Inc.